UNITED STATES
Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to § 240.14a-12

Sun American Bancorp

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

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Title of each class of securities to which transaction applies:

(2)

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(3)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Date Filed:

SUN AMERICAN BANCORP

1200 Federal Highway
Boca Raton, Florida 33432

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2007

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To Our Stockholders:

Notice is hereby given that our annual meeting of stockholders will be held at our bank subsidiary’s operations center located at 7300 Corporate Center Drive, Miami, Florida  33126 on Friday, June 15, 2007, at 10:00 a.m., E.D.T., for the following purposes:

1.

To elect two Class II directors to each serve for a term of three years, and until his respective successor is elected and qualified, as set forth in the accompanying proxy statement; and

2.

To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our board of directors is not aware of any other business to come before the annual meeting.

Stockholders of record as of the close of business on April 17, 2007 are entitled to notice of and to vote their shares by proxy or at the annual meeting.

By Order of the Board of Directors,

Michael E. Golden
President and Chief Executive Officer

Boca Raton, Florida

May 11, 2007

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

TABLE OF CONTENTS

Page

ABOUT THE ANNUAL MEETING

1

What are the purposes of the annual meeting?

1

Who is entitled to vote?

1

What constitutes a quorum?

1

How do I vote?

1

Can I change my vote after I return my proxy card?

2

What are the Board’s recommendations?

2

What vote is required to approve each item?

2

Who pays for the proxy solicitation?

2

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

3

PROPOSAL 1 – ELECTION OF DIRECTORS

6

COMMITTEES OF THE BOARD OF DIRECTORS

8

Audit Committee

8

Compensation Committee

9

INDEPENDENCE OF THE BOARD OF DIRECTORS

9

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

9

DIRECTOR COMPENSATION

10

MEETINGS OF THE BOARD OF DIRECTORS

10

DIRECTOR NOMINATION PROCESS

10

REPORT OF THE COMPENSATION COMMITTEE

13

REPORT OF THE AUDIT COMMITTEE

13

COMMUNICATION WITH THE BOARD OF DIRECTORS

14

DIRECTOR ATTENDANCE AT THE ANNUAL MEETING OF STOCKHOLDERS

14

LEGAL PROCEEDINGS

14

COMPENSATION DISCUSSION AND ANALYSIS

15

Objectives of our Compensation Program

15

What our Compensation Program is Designed to Reward

15

Elements of our Compensation Program and Why they were Chosen

15

Perquisites

17

Timing of Compensation Payments and Adjustments

17

Accounting and Tax Considerations

18

Summary Compensation Table

19

Grants of Plan–Based Awards in Fiscal Year 2006

20

Option Exercises and Stock Vested in Fiscal Year 2006

20

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS AND

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

21

Employment Agreement with Michael Golden

21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

24

INDEPENDENT PUBLIC ACCOUNTANTS

25

Audit Fees

25

Audit-Related Fees

26

Tax Fees

26

All Other Fees

26

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE 26 STOCKHOLDER PROPOSALS 27 ANNUAL REPORT 27 APPENDIX A A-1 APPENDIX B B-1

ANNUAL MEETING OF STOCKHOLDERS
OF
SUN AMERICAN BANCORP

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PROXY STATEMENT

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Our board of directors solicits the accompanying proxy for use at our annual meeting of stockholders to be held on Friday June 15, 2007, at 10:00 a.m., E.D.T., at our bank subsidiary’s operations center located at 7300 Corporate Center Drive, Miami, Florida  33126 and at any adjournment or postponement thereof.

The approximate date that this proxy statement and the enclosed form of proxy are first being sent or given to our stockholders is May 11, 2007. Our corporate headquarters are located at 1200 North Federal Highway, Boca Raton, Florida  33432, and our telephone number is (561) 544-1908.

ABOUT THE ANNUAL MEETING

What are the purposes of the annual meeting?

At the annual meeting, stockholders will vote on: (i) the election of two Class II directors, as more fully described in Proposal 1 below; and (ii) such other business as may properly come before the annual meeting or any postponement or adjournment thereof. Our board of directors is not aware of any matters that will be brought before the annual meeting, other than procedural matters, that are not referred to in the enclosed notice of the annual meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, April 17, 2007, are entitled to receive notice of the annual meeting and to vote shares of common stock held as of the record date at the annual meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold shares in “street name” (that is, through a broker or other nominee) and plan to attend and vote in person at the annual meeting, you will need to bring evidence of your stock ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the annual meeting will constitute a quorum. As of the record date, 27,333,076 shares of our common stock, $.01 par value per share, held by 812 stockholders of record, were issued and outstanding. Proxies received, but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting. A broker non-vote occurs when shares held by a broker are not voted with respect to the proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner of the shares.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you directed. If you are a stockholder of record and you attend the annual meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the annual meeting will need to obtain a proxy card from the institution that holds their shares as a holder of record.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your signed proxy, you may revoke your proxy and change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and so request, although attendance at the annual meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Our board of directors unanimously recommends that stockholders vote for the election of the two nominees for the Class II directors named herein, as more fully described in Proposal 1 below.

If your proxy card is properly executed and received in time for voting, and not revoked, such proxy card will be voted in accordance with your instructions marked on the proxy card. In the absence of any instructions or directions to the contrary, persons named in the enclosed proxy will vote all shares of common stock for the election of the directors named in this proxy statement.

The board does not know of any other matters other than the election of directors set forth above that may be brought before the annual meeting or any postponement or adjournment thereof. In the event that any other matters should come before the annual meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

In particular, the enclosed proxy confers discretionary authority to vote with respect to the following matters that may come before the annual meeting or any postponement or adjournment thereof: (i) matters of which we have not received notice by May 1, 2007; (ii) approval of the minutes of the prior meeting if such approval does not amount to ratification of the action or actions taken at that meeting; (iii) any proposal omitted from the proxy statement and form of proxy pursuant to Rules 14a-8 and 14a-9 of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act in this proxy statement; and (iv) matters incident to the conduct of the annual meeting or any postponement or adjournment thereof. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast. Any other matter that may properly come before the annual meeting should be approved by the affirmative vote of a majority of the shares present or represented by proxy at the annual meeting.

Under the General Corporation Law of the State of Delaware, referred to as the Delaware law in this proxy statement, an abstention from voting on any proposal will have the same legal effect as an “against” vote. Broker non-votes will not count as votes any other matter that may properly come before the annual meeting.

Who pays for the proxy solicitation?

We will pay the cost of the proxy solicitation, including the cost of preparing, printing and mailing the notice of the annual meeting, proxy statement and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to beneficial owners of our common stock and to request authority for the execution of proxies. We may reimburse such persons for their expenses incurred in connection with these activities.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the record date, there were 27,333,076 shares of common stock issued and outstanding. The following table shows, as of the record date, the number of shares of common stock beneficially owned by: (i) each of our directors and nominees for director; (ii) our chief executive officer, our chief financial officer and our three other most highly compensated executive officers (the “Named Executive Officers”); (iii) all of our directors, nominees for director and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of any class of our outstanding voting securities.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Named Executive Officers
James F. Partridge	325,608	(2)	1.2%
Nelson Famadas	356,318	(3)	1.3%
Michael E. Golden	740,536	(4)	2.7%
Leonard F. Marinello	313,186	(5)	1.1%
Stephen L. Perrone	482,597	(6)	1.8%
Michael F. Rosinus	551,425	(7)	2.0%
Alberto Valle	616,462	(8)	2.3%
Alfredo M. Barreiro	49,000	(9)	*
Robert K. Garrett	45,700	(10)	*
Robert L. Nichols	70,000	(11)	*
William Ross	20,000	(12)	*
Timothy Leathers	114,485	(13)	*
All directors and executive officers as a group (12 persons)	3,685,317	(14)	13.5%
More than 5% Holders
Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880	1,637,159	(15)	6.0%
QVT Financial GP LLC 527 Madison Avenue, 8th Floor New York, NY 10022	1,408,150	(16)	5.2%
QVT Financial LLC 527 Madison Avenue, 8th Floor New York, NY 10022	1,408,150	(16)	5.2%
QVT Associates GP LLC 527 Madison Avenue, 8th Floor New York, NY 10022	1,407,955	(16)	5.2%
QVT Fund LP Walkers SPV, Walkers House P.O. Box 908GT Mary Street George Town, Grand Cayman, Cayman Islands	1,407,955	(16)	5.2%

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
Second Curve Capital, LLC 200 Park Avenue, Suite 3300 New York, NY 10116	1,875,000	(17)	6.9%
Second Curve Partners, LP 200 Park Avenue, Suite 3300 New York, NY 10116	1,171,875	(18)	4.3%
James G. Dinan 390 Park Avenue New York, NY 10022	4,875,375	(19)	17.8%
JGD Management Corp. 390 Park Avenue New York, NY 10022	4,875,375	(19)	17.8%
York Global Value Holdings, LLC 390 Park Avenue New York, NY 10022	2,681,250	(20)	9.8%
York Global Value Partners, L.P. 390 Park Avenue New York, NY 10022	2,681,250	(20)	9.8%
York Offshore Holdings, Limited 390 Park Avenue New York, NY 10022	1,747,125	(21)	6.4%
York Investment Limited 390 Park Avenue New York, NY 10022	1,747,125	(21)	6.4%
Beach Bank Liquidating Trust c/o Bois Schiller & Flexner LLP 100 Southeast 2nd Street, Suite 2800 Miami, Fl 33131	2,828,758	(22)	10.3%

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*

less than 1%

(1)

Unless otherwise provided, the address of each beneficial holder listed above is c/o Sun American Bancorp, 1200 North Federal Highway, Boca Raton, Florida 33432.

(2)

Includes options to purchase 162,600 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 90,000 shares of common stock, which are not exercisable within 60 days of the record date.

(3)

Includes 37,943 shares of common stock owned by Mr. Famadas’ wife, over which Mr. Famadas has voting and dispositive power, and options to purchase 165,050 shares of common stock held by Mr. Famadas, which are exercisable within 60 days of the record date. Excludes options to purchase 90,000 shares of common stock, which are not exercisable within 60 days of the record date.

(4)

Includes options to purchase 334,000 shares of common stock, 130,000 shares of restricted stock and other securities exercisable into 77,829 shares of common stock which are exercisable within 60 days of the record date. Excludes options to purchase 200,000 shares of common stock, which are not exercisable within 60 days of the record date.

(5)

Includes options to purchase 163,050 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 90,000 shares of common stock, which are not exercisable within 60 days of the record date.

(6)

Includes 199,746 shares of common stock held by the John L. Avant Family Trust, 1,000 shares of common stock held by Sefko Capital Ltd., 48,900 shares of common stock held by Seven Hills Investments, LLC, over which Mr. Perrone has sole voting power and shared investment power, 16,215 shares of common stock held by Brickell Bay Management Inc., over which Mr. Perrone has sole voting power, 49,786 shares of common stock held in Mr. Perrone’s IRA and options to purchase 162,450 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 90,000 shares of common stock, which are not exercisable within 60 days of the record date. Includes other securities exercisable into 2,000 shares of common stock, which are exercisable within 60 days of the record date.

(7)

Includes 341,250 shares of common stock held by Rosinus Financial Fund LP, over which Mr. Rosinus has shared voting and investment power, 300 shares owned by Mr. Rosinus’ son and Class F warrants to purchase 199,875 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 90,000 shares of common stock, which are not exercisable within 60 days of the record date.

(8)

Includes 126,475 shares of common stock held by Athlone N.V., 100,000 common shares held by BMC Development at Woods Walk, Inc., 148,937 common shares held by Nivesa Corporation, N.V. and 26,500 common shares held by V.L. Petrone, collectively which Mr. Valle has shared voting power. Includes warrants to purchase 50,000 securities exercisable into common shares held by BMC Development at Woods Walk, Inc. over which Mr. Valle has shared voting power. Includes options to purchase 164,550 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 90,000 shares of common stock, which are not exercisable within 60 days of the record date.

(9)

Includes options to purchase 46,000 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 60,000 shares of common stock, which are not exercisable within 60 days of the record date.

(10)

Includes option to purchase 41,200 shares of common stock and other securities exercisable into 3,000 shares of common stock, all of which are exercisable within 60 days of the record date. Excludes options to purchase 73,800 shares of common stock, which are not exercisable within 60 days of the record date.

(11)

Includes options to purchase 65,000 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 135,000 shares of common stock, which are not exercisable within 60 days of the record date.

(12)

Includes options to purchase 18,000 shares of common stock, which are exercisable within 60 days of the record date. Excludes options to purchase 62,000 shares of common stock, which are not exercisable within 60 days of the record date.

(13)

Mr. Leathers resigned as regional president of the Company’s subsidiary bank effective May 1, 2007. Excludes options to purchase 35,000 shares of common stock, which will terminate in connection with Mr. Leathers’ resignation.

(14)

Includes options to purchase 1,331,900 shares of common stock and other securities exercisable into 332,704 shares of common stock beneficially owned by the directors and Named Executive Officers, all of which are exercisable within 60 days of the record date. Excludes options to purchase 1,070,800 shares of common stock owned by directors and Named Executive Officers. Also excludes 130,000 shares of restricted stock owned by a Named Executive Officer.

(15)

Includes Class D warrants to purchase 842,106 shares of common stock and Class F warrants to purchase 108,000 shares of common stock, all of which are exercisable within 60 days of the record date.

(16)

Includes 1,000,000 shares of common stock and Class F warrants to purchase 500,000 shares of common stock, which are exercisable within 60 days of the record date, held by QVT Fund LP. As reported on Schedule 13G filed with the SEC on December 8, 2005, QVT Financial GP LLC is the general partner of QVT Financial LP, which is the investment manager of QVT Fund LP. In addition, QVT Associates GP LLC is the general partner of QVT Fund LP.

(17)

Includes 781,250 shares of common stock and Class F warrants to purchase 390,625 shares of common stock, which are exercisable within 60 days of the record date, owned by Second Curve Partners, LP, over which Second Curve Capital, LLC has voting and dispositive power and includes Class F warrants to purchase 234,375 shares of common stock, which are exercisable within 60 days of the record date. Thomas K. Brown is the managing member of each of Second Curve Capital, LLC and Second Curve Management, LLC, the general partner of Second Curve Partners, LP.

(18)

Includes Class F warrants to purchase 390,625 shares of common stock, which are exercisable within 60 days of the record date.

(19)

Includes Class F warrants to purchase 1,625,125 shares of common stock, which are exercisable within 60 days of the record date. As reported on Schedule 13D filed with the SEC on October 28, 2005, JGD Management Corp. is the investment manager for York Capital Management, L.P., York Investment Limited and York Global Value Partners, L.P. James G. Dinan is the sole shareholder of JGD Management Corp.

(20)

Includes Class F warrants to purchase 893,750 shares of common stock, which are exercisable within 60 days of the record date. As reported on Schedule 13D filed with the SEC on October 28, 2005, York Global Value Holdings, LLC is the general partner of York Global Value Partners, L.P.

(21)

Includes Class F warrants to purchase 582,375 shares of common stock, which are exercisable within 60 days of the record date. As reported on Schedule 13D filed with the SEC on October 28, 2005, York Offshore Holdings, Limited is an investment manager for York Investment Limited.

(22)

Includes 3,581,583 shares of common stock. As reported on Form 4 filed with the SEC on January 4, 2007, Michael Kosnitzky is the trustee for the Beach Bank Liquidating Trust.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation, in conjunction with our Amended and Restated Bylaws, provide that the number of directors constituting the board of directors shall be not less than five nor more than twenty-five with the exact number of directors to be fixed from time to time exclusively by resolution passed by a majority of our board of directors. The board has set the number of directors at seven. In accordance with our Amended and Restated Certificate of Incorporation, our board of directors is divided into three classes, designated Classes I, II and III, which are to be comprised of a number of directors as nearly equal in number as possible. Each director elected at the annual meeting will serve for a three-year term and until his respective successor has been duly elected and qualified or until the director’s resignation or removal. As a result, each year approximately one-third of our directorship is subject to re-election, providing for additional stability and continuity.

Based upon the recommendation of the Compensation Committee, the independent members of the board of directors have nominated each of Messrs. Famadas and Perrone to be elected as directors at the annual meeting. We expect that our director nominees will be available for election, but if any of them should become unavailable to stand for election at any time before the annual meeting, the proxies may be voted for a substitute nominee selected by the independent members of the board of directors.

Information regarding directors and director nominees and their ages as of the record date is as follows:

Name	Age	Title/Position	Director Since	Present Term Expires	Class
Nominees
Nelson Famadas, Ph.D	58	Director	2000	2007	II
Stephen L. Perrone	63	Director	2005	2007	II
Directors Remaining in Office
Leonard F. Marinello	67	Director	2000	2009	I
Michael F. Rosinus	48	Director	2005	2009	I
Michael E. Golden	63	Director, President and Chief Executive Officer	2002	2008	III
James F. Partridge	78	Chairman of the Board	2000	2008	III
Alberto Valle	69	Director	2000	2008	III

The business experience for the past 5 years, unless otherwise indicated, of each member of the board of directors and nominees is set forth below.

James F. Partridge: Mr. Partridge has been Chairman of the board of directors since April 2000. He also has been a director of Sun American Bank since April 2000. He retired as President of Visa International, Latin America and Caribbean Region, on June 30, 1999 after serving in a variety of capacities since 1978. Mr. Partridge initially joined the management team of Visa International as Vice President in charge of the Development Division for the Western United States, Latin America and Asia-Pacific. At present, he serves as a Strategic Director on the Regional Board of Directors of Visa International and is Chairman of its Executive & Planning Committee.

Nelson Famadas, Ph.D.: Dr. Famadas has been our director and Vice Chairman since May 2002. He also has been a director of Sun American Bank since February 2002. He has served as Chairman and Chief Executive Officer of Gables Holding Corporation, a real estate development company, since 1991. He serves on the board of directors of various civic and charitable organizations both in Puerto Rico and Florida. He is also a member of the board of directors of a community-based home healthcare agency, as well as of two non-profit hospitals. He is presently an Adjunct Professor at Florida International University’s School of Business Administration, lecturing in Operations Management.

Michael E. Golden: Mr. Golden has been our director since March 2002 and President and Chief Executive Officer since June 2002. He also has been Chairman of the Board and Chief Executive Officer of Sun American Bank since August 2005 and its President since January 2007. Mr. Golden is President of Sun American Financial LLC, which is 51% owned by Sun American Bank. He has been in the investment banking/securities business for over 25 years. He was a Senior Vice President in sales and management at Smith Barney from 1979 to 1989. In 1989, he founded a securities firm, First Colonial Securities Group, which grew nationwide to 25 offices and 200 retail brokers specializing in asset management and investment banking. Mr. Golden worked at First Colonial Securities Group until March 2001 and acted as a private investor from March 2001 until April 2002 and as a private securities broker from April to June 2002. He also has been on the board of directors of other banks and industrial companies. He is currently Chairman of the Kid Academy, a child-learning center that he founded in 1987. He is a graduate of Temple University and earned a Bachelor of Arts degree, majoring in Accounting and Economics.

Leonard F. Marinello: Mr. Marinello has been our director since April 2000. He also has been a director of Sun American Bank since April 2000. He is founder, President and Chief Executive Officer of Allied Plating Supplies, Inc., a company engaged in the metal finishing business located in Hialeah, Florida, which was formed in 1957. He was a director of Commercial Trust Bank from 1988 to 1993. During his tenure at Commercial Trust Bank, he was an active member of its Loan and Audit Committees. He also has served as a director of several privately held companies, including Allied Plating Supplies, Inc. (Chairman), Arch Drain Block Co. (Chairman), Brick Oven Pizzaria and Royal Sport, Inc. He is a graduate of the University of Miami, where he received a Bachelor’s Degree in Finance.

Stephen L. Perrone: Mr. Perrone has been our director since September 2001. He also has been a director of Sun American Bank since September 2001. He is founder and President of Brickell Bay Capital Group, a private investment firm, which was formed in 1996. Prior to founding Brickell Bay Capital Group, he was a partner with the law offices of Shutts & Bowen in Miami, Florida, where he began his legal career in 1968. He has been active in community affairs, having been past president of the Miami Downtown Lions Club and the Coral Gables South Miami Khoury Baseball League, where he was active for 12 years. He was a founding member of the Archdiocese of Miami Education Foundation. He also has served on the board of directors of Gulliver Schools and the Miami City Ballet. He is a Certified Public Accountant, licensed in Florida.

Michael F. Rosinus: Mr. Rosinus has been our director since November 2005. He also has been a director of Sun American Bank since March 2006. He has been the managing partner of Rosinus Financial Fund, L.P. since January 2006. He was a portfolio manager at Tiedeman Investment Group and a general partner in Tiedeman Rosinus LP from 1998 to 2006.

Alberto Valle: Mr. Valle has been our director since September 2001. He also has been a director of Sun American Bank since September 2001. He has been a Vice President at BMC Development at Woods Walk, Inc. since 1987. He was employed by Athlone of Florida, Inc. from 1987 to 2002. He was a director of Commercial Trust Bank from 1988 to 1993. He also served as Vice President and Lending Officer for Commercial Bank and Trust from 1985 to 1988. He attended the Havana Institute in Havana, Cuba where he received a Bachelor in Science Degree.

The business experience for the past 5 years, unless otherwise indicated, of our executive officers who are not also directors, is set forth below.

Alfredo M. Barreiro: Mr. Barreiro, age 40, has been the Chief Operating Officer of our Company since June 2004 and an Executive Vice President of Sun American Bank since June 2005 and the Chief Operating Officer of Sun American Bank since 2003. He was the Chief Financial Officer and Controller of our Company and Sun American Bank from 2002 to 2003. He was the Chief Financial Officer of Union Credit Bank in Miami, Florida from 2001 to 2002. He was the Vice President and Controller of Sofisa Bank of Florida from 1999 to 2001. He was the Controller of Florida International Bank from 1997 to 1999 and the Assistant Controller from 1995 to 1997. He started his banking career with Banco Latino International as an Accounting Assistant and Assistant Treasurer. He is a graduate of Florida International University where he received a Bachelor’s of Business Administration Degree in Finance and Miami Dade Community College where he received an Associate of Arts Degree in Economics.

Robert K. Garrett: Mr. Garrett, age 45, has been an Executive Vice President since June 2005 and the Chief Lending Officer of Sun American Bank since 2000. He was the Vice President of Commercial Lending for Intercontinental Bank, Totalbank and Eastern National Bank in Miami, Florida. He started his banking career with Commercial Bank & Trust Company in Miami, Florida in 1980. He received a Commercial Lending Diploma from the American Institute of Banking and is a graduate of Florida International University where he received a Bachelor’s in Arts Degree in Finance.

Robert L. Nichols: Mr. Nichols, age 48, has been the Chief Financial Officer of our Company since April 2004 and the Secretary since January 2007. He also has been the Chief Financial Officer of Sun American Bank since April 2004 and President of its Executive Committee since June 2005. Mr. Nichols is a Vice President of Sun American Financial LLC, which is 51% owned by Sun American Bank. He was the Chief Financial Officer for the Private Banking business in the United States for the Royal Bank of Canada in Miami, Florida from September 2002 to April 2004 and also developed an Investment Advisory business for the Royal Bank of Canada since he relocated to Miami, Florida in 1997. He was the Managing Director of the Royal Bank of Canada’s International Investment Management and Trust business from 1991 to 1997. He managed a Branch Audit function and then the Corporate Accounting department of Royal Trust from 1986 to 1991. He spent five years in public accounting with Ernst & Young LLP in Canada. He is a graduate of the University of Toronto where he received a Bachelor’s of Commerce Degree. He earned a Chartered Accountant (Canada) designation in 1984.

William T. Ross: Mr. Ross, age 58, has been the Executive Vice President, Sales and Service of Sun American Bank since June 2005. From February 2005 to June 2005, Mr. Ross was Vice President, Sales and Service of Sun American Bank. He has been in the financial services industry for over 31 years. He was a market executive for RBC Centura Bank from July 2003 to January 2005. He was a Senior Manager in sales and service management for Bank of Montreal and Harris Trust from January 1975 to June 2003. In 1997, he assumed responsibility for coordinating the expansion efforts of Bank of Montreal/Harris Bank in the Florida market.

Timothy L. Leathers: Mr. Leathers, age 54, served as Regional President of the Company’s subsidiary bank following the consummation of the merger with Independent Community Bank from March 2007 to May 1, 2007 at which time he resigned. Prior to that time, he was director, President and Chief Executive Officer of Independent Community Bank from 2001 to 2007. He served as Executive Vice President of Premier Community Bank of Florida where he was responsible for the operations of the bank and its holding company, P.C.B. Bancorp, Inc., from 1991 to 2001. He was Assistant Vice President of The First National Bank of Clearwater from 1977 to 1991. Mr. Leathers earned a bachelor of arts degree from the College of Business Administration at the University of South Florida. He also has completed his Controllership Certification from the University of Wisconsin’s School of Banking.

COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors has established an Audit Committee and a Compensation Committee, each of which is briefly described below. The board of directors does not have a standing Nominating Committee, but the Compensation Committee fulfills the function of the Nominating Committee.

Audit Committee

The Audit Committee assists the board of directors in maintaining the integrity of our financial statements, and of our financial reporting processes and systems of internal audit controls, and our compliance with legal and regulatory requirements. The Audit Committee reviews the scope of independent audits and assesses the results. The Audit Committee meets with management to consider the adequacy of the internal control over, and the objectivity of, financial reporting. The Audit Committee also meets with the independent auditors and with appropriate financial personnel concerning these matters. The Audit Committee selects, determines the compensation of, appoints and oversees our independent auditors. The independent auditors periodically meet with the Audit Committee and always have unrestricted access to the Audit Committee. The Audit Committee, which currently consists of Messrs. Famadas, Perrone, Rosinus and Valle, met fourteen times in 2006. The board of directors has determined that each of Messrs. Famadas, Perrone, Rosinus and Valle is independent as defined in the Marketplace Rules of The Nasdaq Stock Market, and Rule 10A-3 of the Exchange Act and that Mr. Famadas qualifies as an “audit committee financial expert” as defined under Item 407 of Regulation S-K.

The Audit Committee Charter is included in Appendix A.

Compensation Committee

The Compensation Committee administers incentive compensation plans, including stock option plans, and advises the board of directors regarding employee benefit plans. The Compensation Committee establishes the compensation structure for our senior managers, approves the compensation of our senior executives, and makes recommendations to the independent members of the board of directors with respect to compensation of the Chief Executive Officer. The Compensation Committee advises and makes recommendations to the board of directors on all matters concerning directorships, including the selection of candidates as nominees for election as directors and committee membership. The Compensation Committee is responsible for developing corporate governance policies. The Compensation Committee also recommends potential successors for key management. The Compensation Committee, which currently consists of Messrs. Famadas, Marinello, Partridge, Perrone, Rosinus and Valle, met six times in 2006. The board of directors has determined that each of Messrs. Famadas, Marinello, Partridge, Perrone, Rosinus and Valle is independent as defined in the Marketplace Rules of The Nasdaq Stock Market and is a non-employee director as defined in Rule 16b-3(b)(3) of the Exchange Act.

The Compensation Committee Charter is included in Appendix B.

INDEPENDENCE OF THE BOARD OF DIRECTORS

The board of directors has determined that each of Messrs. Famadas, Marinello, Partridge, Perrone, Rosinus and Valle is independent based on the independence criteria contained in the listing requirements of the Nasdaq Stock Market. As a result, a majority of the members of the board of directors are independent in accordance with the listing standards of the Nasdaq Stock Market. In making its determination, the board of directors considered the lack of relationships or transactions between us and these independent directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006, the Compensation Committee consisted of Messrs. Famadas, Marinello, Partridge, Perrone, Rosinus and Valle. Effective January 17, 2007, the Compensation Committee membership was revised to include only Messrs. Perrone, Famadas and Rosinus. No person who served as a member of the Compensation Committee during fiscal 2006 was a current or former officer or employee of our Company or engaged in certain transactions with us or the bank required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during fiscal 2006, which generally means that no executive officer of our Company served as a director or member of the compensation committee of another entity, which had an executive officer serving as a director or member of the Compensation Committee of our Company.

DIRECTOR COMPENSATION

Our compensation program for non-employee directors is designed to enable us to attract, retain and motivate highly qualified directors to serve on our Board.

It is also intended to further align the interests of our directors with those of our shareholders. Annual compensation for our non-employee directors in 2006 was comprised of a mix of cash and equity-based compensation. The compensation committee periodically reviews Board compensation for non-employee directors and is responsible for recommending to the Board changes in director compensation.

The following table sets forth information regarding the compensation of our directors during fiscal 2006.

Name (1)	Fees Earned or Paid in Cash($)		Option Awards ($) (2) (3)	Total($)
James F. Partridge	$36,000		$92,500	$128,500
Nelson Famadas	36,000		92,500	128,500
Leonard F. Marinello	36,000		92,500	128,500
Stephen L. Perrone	36,000		92,500	128,500
Michael F. Rosinus	31,053	(4)	92,500	123,553
Alberto Valle	36,000		92,500	128,500

———————

(1)

Michael E. Golden, our director, President and Chief Executive Officer, and Hugo A. Castro, our former director and Secretary, did not receive any compensation during fiscal 2006 for serving on our board of directors.

(2)

Under the fair value method, the fair value of each stock option awarded to each of our non-employee directors on the date of grant was $1.85 per option. No modification, amendment or re-pricing of the option exercise price was conducted. No dividends or other earnings were paid on stock option awards during the year.

(3)

On December 31, 2006, the following represents the aggregate number of option awards outstanding for each of the above named directors: (i) Mr. Partridge – 202,600; (ii) Mr. Famadas – 205,050; (iii) Mr. Marinello – 203,050; (iv) Mr. Perrone – 202,450; (v) Mr. Valle – 204,550; (vi) Mr. Rosinus – 50,000.

On January 17, 2007, each non-employee director was awarded options to purchase 50,000 shares of our common stock at an exercise price of $5.23 per share, which was the closing price of our common stock on that date. These awards were granted in accordance with our Amended and Restated 2005 Stock Option and Stock Incentive Plan. These awards were granted for service to be performed during the 2007 fiscal year.

(4)

Mr. Rosinus received fees equal to expense reimbursement amounts from January to March 2006 and a monthly retainer of $3,000 per month thereafter.

Except as disclosed above for Mr. Rosinus, non-employee director compensation for the 2006 fiscal year consisted of a monthly retainer of $3,000 for each director. In addition, each non-employee director was granted an equal allotment of stock options, each granted with the same terms and conditions, during the year. No distinction was made between the various board and committee related assignments of approximately equal contribution and commitment made by each director during the 2006 fiscal year.

MEETINGS OF THE BOARD OF DIRECTORS

In 2006, the board of directors held 13 meetings. In 2006, each director attended more than 75% of the aggregate of: (i) the number of meetings of the board of directors held during the period he served on the board; and (ii) the number of meetings of committees of the board of directors held during the period he served on such committees.

DIRECTOR NOMINATION PROCESS

General Information. We do not have a standing Nominating Committee of the board of directors. The Compensation Committee is responsible for, among other matters, determining the board member qualifications needed to strengthen and balance the board of directors, establishing criteria for selecting new directors, recommending nominees for director and recommending directors for membership on various committees of the board of directors for consideration of the full board.

Consideration of Director Candidates Recommended or Nominated by Stockholders. The Compensation Committee will consider properly submitted stockholder recommendations of director candidates. A stockholder who wishes to recommend a prospective director nominee should send a letter to the Chairman of the Compensation Committee at: 1200 Federal Highway, Boca Raton, Florida  33432. Such letter must be signed and dated and the following information must be included in or attached to the letter:

•

name and address of the stockholder making the recommendation;

•

proof that the stockholder was the stockholder of record, and/or beneficial owner, of the common stock as of the date of the letter;

•

the name, address and resume of the recommended nominee;

•

all other information regarding the stockholder nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

•

written confirmation executed by the proposed nominee to serve as a director if so nominated and elected.

The deadline for submitting the letter recommending a prospective director nominee for next year’s annual meeting of stockholders is January 12, 2008, provided the stockholder making the recommendation would like the Compensation Committee to consider recommending such candidate to the independent members of the board of directors for inclusion in the proxy materials for the next year’s annual meeting of stockholders.

Director Qualifications. In order to be nominated for director, a candidate must meet the following criteria:

•

the director must be a natural person over 21 years of age;

•

the director should have high-level business experience;

•

the director should have knowledge about the issues affecting our business and the industry in which we operate;

•

the director should have high moral character and share our values; and

•

the director should have sufficient time to devote the director’s energy and attention to the diligent performance of the director’s duties, including, but not limited to, review of our documents, SEC filings and other materials and the attendance of the board of directors and committee meetings, as applicable.

Additional special criteria apply to directors being considered to serve on a particular committee of the board of directors, including, but not limited to, the Audit Committee. For instance, the Compensation Committee will review whether the director nominee is independent.

Identifying and Evaluating Nominees for Director. The Compensation Committee assesses the appropriate size of the board of directors in accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, whether any vacancies on the board of directors are expected and which incumbent directors will stand for reelection at the next annual meeting of stockholders. If a vacancy is anticipated, or otherwise arises, the Compensation Committee considers candidates for director suggested by members of the Compensation Committee and other members of the board of directors, as well as management, stockholders and other parties, and makes recommendations to the independent members of the board of directors regarding proposed candidates to fill the vacancy. The Compensation Committee also has the authority to retain a search firm to identify and evaluate director candidates. Except for incumbent directors standing for reelection as described below, there are no differences in the manner in which the Compensation Committee evaluates nominees for director, based on whether the nominee is recommended by a stockholder or any other party.

In the case of an incumbent director whose term of office expires, the Compensation Committee reviews such director’s service to us during the past term, including, but not limited to, the number of board of directors and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a member of the board of directors outlined above, including the director’s independence, as well as any special qualifications required for a member of a committee of the board of directors if such director serves on one or more committees of the board of directors and makes a recommendation regarding such director’s nomination for reelection to the full board of directors. When a member of the Compensation Committee is an incumbent director eligible to stand for reelection, such director does not participate in the discussion of his or her recommendation for nomination for reelection.

In the case of a new director candidate, the Compensation Committee will evaluate whether the nominee is independent and whether the nominee meets the qualifications for a member of the board of directors outlined above, as well as any special qualifications applicable to a member of a committee of the board of directors on which the nominee may be appointed to serve if elected. In connection with such evaluation, the Compensation Committee determines whether it should interview the nominee, and if warranted, one or more members of the Compensation Committee interview the nominee in person or by telephone.

Upon completing the evaluation, and the interview in case of a new candidate, the Compensation Committee makes a recommendation to the independent members of the board of directors as to whether to nominate the nominee for election at the annual meeting of stockholders. Nonetheless, pursuant to the Employment Agreement between us and Michael Golden, our President and Chief Executive Officer, the board of directors agreed to cause Mr. Golden to be nominated to the board of directors throughout the term of his employment agreement. See “Employment Contracts and Termination of Employment Arrangements” below for a more detailed description of the employment agreement.

REPORT OF THE COMPENSATION COMMITTEE

The Committee has reviewed and discussed the Compensation Discussion and Analysis for the company for the year ended December 31, 2006 with management. In reliance on the reviews and discussions with management, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in the required company filings with the Securities and Exchange Commission, including the proxy statement for the year ended December 31, 2006.

Respectfully Submitted by the Compensation Committee of the Board of Directors:

Stephen L. Perrone, Chairman
Nelson Famadas
Michael F. Rosinas
Alberto Valle

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Sun American Bancorp (the “Company”) has reviewed and discussed the audited consolidated financial statements of the Company and its subsidiary with management of the Company and Crowe Chizek and Company LLC, independent public accountants for the Company. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States.

The Audit Committee has discussed with Crowe Chizek and Company LLC the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

The Audit Committee has received the written disclosures and confirming letter from Crowe Chizek and Company LLC required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Crowe Chizek and Company LLC their independence from the Company.

Based on these reviews and discussions with management of the Company and Crowe Chizek and Company LLC referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement.

Audit Committee

Nelson Famadas, Chairman	Stephen L. Perrone	Michael F. Rosinus	Alberto Valle

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders may communicate issues or concerns regarding our business or the functions of the board of directors to the board of directors or individual members of the board of directors, including the Chairman of the Board’s Compensation Committee or Audit Committee, c/o the Secretary, Sun American Bancorp, 1200 Federal Highway, Boca Raton, Florida  33432.

The Secretary will review all correspondence and will create a log of all correspondence received. The Secretary will periodically forward any correspondence received from a stockholder that deals with concerns regarding our business or with the functions of the board of directors or which the Secretary otherwise determines requires the attention of the board of directors, to the board of directors or to the member of the board of directors to whom the correspondence is addressed. Directors may at any time review the log of all correspondence received and request copies of any such correspondence. Concerns relating to questionable accounting, internal controls or auditing matters will be brought to the attention of the board of directors in accordance with the procedures established by the Audit Committee with respect to such matters and set forth in our Whistle Blower Policy.

DIRECTOR ATTENDANCE AT THE ANNUAL MEETING OF STOCKHOLDERS

The board of directors has adopted a policy that a majority of our directors attend the annual meeting of stockholders. All of our directors attended last year’s annual meeting of stockholders, except for Michael Rosinus.

LEGAL PROCEEDINGS

On June 2, 2006, Sun American Bancorp, Michael Golden, and Franklin Financial Group, LLC were named as defendants in a civil suit brought by former board members Sam Caliendo and G. Carlton Marlowe, Case No. 502006CA005467XXXXMB, Palm Beach County Circuit Court. The plaintiffs allege that they did not receive compensation, including options and warrants that were promised to them while they were board members. Mr. Caliendo further alleges that he was not paid for services provided to Mr. Golden, individually, and to Franklin Financial Group, LLC. No specific damage amount was alleged in the complaint. Sun American Bancorp and Mr. Golden moved to dismiss the complaint and deny the allegations. On March 23, 2007, the parties entered into a settlement agreement which terms of the agreement provide that in exchange for a mutual general release of all claims related to the proceeding, Sun American Bancorp agreed to grant to each of Mr. Caliendo and Mr. Marlowe (i) fully vested options to purchase 6,000 shares of Sun American Bancorp common stock at an exercise price of $2.35 per share, and (ii) a lump sum cash payment of $36,000. The settlement consideration was paid to Messrs. Caliendo and Marlowe on or about March 23, 2007.

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation process is designed to address annual and longer term corporate objectives. Our Company has been in a period of accelerated growth and change in recent years and our compensation processes have been designed to permit us to attract and retain highly skilled executive and management staff in our competitive market place.

Objectives of our Compensation Program

A primary objective of our compensation program is to attract and retain qualified, dedicated and responsive executives, directors and staff who are enthusiastic about our Company’s mission, strategic plan and culture. It is our objective to provide all employees with stock ownership in our Company, particularly to senior executives, to ensure that we align the activities of our executives with our strategic corporate goals over time. We strive to create a team environment with our compensation programs and to provide sufficient incentives and rewards to our directors, executives, and staff at all levels to motivate them to provide value added results to our stockholders and clients.

What our Compensation Program is Designed to Reward

Our compensation program is designed to reward all participants who contribute toward the attainment of our strategic objectives both in the short term and as measured over longer time frames. In 2006, our objectives focused on growth of our business as measured by the opening of new branches, acquisitions and the improvement of our business infrastructure both administratively in areas such as compliance and loan administration and in client service areas in our branches. In 2006, we measured the achievement of our short term and long term objectives by setting targets for growth and measuring the growth in these items to target levels. The growth measures included targets for our total assets, loan and deposit balances and budgeted net income as defined in our business plan. In 2006, we focused on the attainment of growth measures because our Company was in a growth phase during that time. We expect to modify our objective measurements in the future as our Company’s growth moderates. We believe the attainment of our short term objectives positions our Company well to meet longer term stockholder value objectives.

In addition, we have designed our compensation program to reward both team work and individual performance toward the achievement of our short term and long term objectives. Toward this end, we set personal performance plans for each of our executive officers that are designed to meet our short term and long term objectives. Our Compensation Committee sets the performance goals for our chief executive officer. Our chief executive officer is charged with setting the performance goals of our other executives. The amount of individual reward levels is dependent upon the employees’ level of seniority and responsibility and contribution to the attainment of corporate business objectives.

Elements of our Compensation Program and Why they were Chosen

Our compensation program consists of elements that reward our executive officers immediately in the short term, as well as over time in the long term. The elements that reward our executive officers in the short term are cash-based and include the payment of a base salary, a bonus under our incentive bonus program and the payment of certain perquisites. The elements that reward our executive officers in the long term are stock-based and include the grant of options to purchase our common stock and the issuance of restricted shares of our common stock under our Amended and Restated 2005 Stock Option and Stock Incentive Plan, referred to as the Plan in this document.

Salary

One of the goals of our compensation program is to establish a base salary for executive officers that is competitive to those of comparable peer companies in our industry and our local market place. We do not seek to pay the highest base salaries in our peer group, however, we believe that base salaries should be sufficiently competitive to attract and retain talented senior management. We consult various sources to identify adequate and competitive base salary levels, including industry surveys, feedback from recruiters and discussion with peer companies. The base salary level for our Chief Executive Officer is established annually by the Compensation Committee. Base salary for other executive officers is established by our Chief Executive Officer and ratified by the Compensation Committee. In setting base salaries, our Chief Executive Officer considers the seniority and level of responsibility of each executive officer. We use an internally prepared position salary scale at all levels of the organization to determine minimum and maximum salary levels for each position or group of similar value positions.

Bonus

All of our executive officers are eligible to receive an annual bonus based on our incentive bonus program, which is designed to reward our executive officers for the attainment of both short term business and personal performance goals, which are established at the beginning of each fiscal year. We believe that the payment of bonus compensation based on personal and business goals is important to focus our executive officers on the achievement of short term corporate goals. Bonus compensation for our Chief Executive Officer is established by the Compensation Committee. Bonus compensation for our other executive officers is established by our Chief Executive Officer and ratified by the Compensation Committee and is subject to a pre-approved budget. The bonus levels are established based upon the seniority of the executive officer as determined by the position salary scale referred to above. The primary triggers for the attainment of business goals are the meeting of predetermined levels of net income, total assets, net loans and total deposits. Discretion is permitted to pay full target bonus levels should we meet, exceed or attain within 15% of target levels. The attainment of personal performance goals is based on an assessment of the personal performance of the executive officer in helping to achieve our overall corporate goals.

Restricted Stock and Stock Option Awards

The Plan is the primary mechanism by which we offer long term incentives to our executive officers. All of our executive officers are eligible to receive grants of options to purchase our common stock and restricted shares of our common stock under the Plan. We use these forms of long term compensation to provide our executive officers with increased compensation over time for producing business results that add stockholder value. Our objective is to provide a long term incentive to our executive officers, in a tax efficient manner where possible, and to facilitate the retention of key executive officers by aligning the long term goals of our executive officers with those of our stockholders through a sustained, improved share price of our common stock over time.

Stock options issued under the Plan may be issued as either non-qualified options or incentive stock options. Incentive stock options are available only to our employees, including our executive officers, and have the potential to provide for preferential income tax treatment in certain circumstances. Shares of restricted stock also may be issued under the Plan.

Awards granted to our Chief Executive Officer are approved by our Compensation Committee. Awards granted to our other executive officers are recommended by our Chief Executive Officer and approved in full or modified prior to approval by our Compensation Committee. All awards granted under the Plan are ratified by our board of directors. The exercise price of all options to purchase our common stock is set at the closing price of our common stock on NASDAQ Global Markets Exchange on the date the awards are granted.

Although there is no specific formula to determine the exact amount of each award granted to each executive officer or any other employee, it is intended that the collective number of issued options to purchase our common stock and restricted shares of our common stock shall not exceed 15% of the total number of shares of our common stock issued and outstanding at any time. The Compensation Committee and our Chief Executive Officer consider several factors in determining the amount of each award including:

•

Overall company performance in the past year;

•

Difficulty expected in achieving expected results in the coming year;

•

The level of performance of the individual in the past and their level of responsibility expected to contribute to achievement of future corporate and personal objectives;

•

Contribution as a member of the executive team;

•

The seniority of the position of our executive officers as measured through our internal position salary scale; and

•

The cumulative holdings of each of our executive officers.

In early 2006, we issued options to purchase shares of our common stock to all directors and employees, including executive officers, after our Chief Executive Officer, Compensation Committee and board of directors reviewed and considered the factors above. In 2006, the Compensation Committee twice approved the issuance of restricted shares of our common stock to Michael Golden, our director, President and Chief Executive Officer, each in the amount of 50,000 shares. The first grant was awarded in recognition of Mr. Golden’s contribution to our Company for the 2005 fiscal year and the second grant was awarded to Mr. Golden for service to be performed during the 2006 fiscal year. Though all of our employees, including executive officers, are eligible to receive restricted shares of our common stock, it is the intention of the Compensation Committee to limit these awards to more senior executives.

Perquisites

We generally limit perquisites that we make available to executive officers to those that are available to all employees or are required for their efficient conduct of Company business.

We pay all of our executive officers a car allowance, which varies with the seniority of their position and the amount of travel that each is expected to undertake on behalf of the Company during the year. Executive officers are responsible for all costs associated with their vehicles and the car allowance is intended to approximately reimburse executive officers for the portion of these costs that relate to business usage.

We pay the annual premium on a personal life insurance policy on behalf of Michael Golden, our director, President and Chief Executive Officer, and we used to pay the annual premium on a personal life insurance policy for Hugo Castro, our former director and Secretary. The amount of the premium is determined by the life insurance company based upon individual personal factors, but is subject to the limit of coverage approved by the Compensation Committee.

In 2006, Mr. Golden was reimbursed for the payment of fees of $27,000 associated with an upgrade to his membership at a local country club. The expenditure was approved by the Compensation Committee. The Committee believed that it was in the best interest of the Company for Mr. Golden to have a facility to meet with members of the community who could assist us in furtherance of our corporate goals.

We rent an apartment in Miami, Florida to be used as needed by Mr. Golden, Robert Nichols, our Chief Financial Officer and Secretary, and William Ross, Executive Vice President, Sales and Service of Sun American Bank, in lieu of staying in hotels. The apartment is used when these executive officers are required to work in Miami rather than in Palm Beach County where each of these executives lives and the purpose behind their use is for business efficiency. The rent is $2,750 per month, which is believed to be less than the collective cost of hotel usage that would otherwise be required for these executive officers, particularly during busy tourist periods when reasonably priced hotel availability is limited. The apartment is used primarily for business purposes, but is available and has been used infrequently by our executive officers for personal purposes.

Timing of Compensation Payments and Adjustments

Total annual compensation is determined based upon the results of each executive officer’s personal performance review at the end of each fiscal year. Base salary adjustments generally are made at the beginning of our fiscal year. Bonuses are approved and disbursed in the first pay of each new fiscal year. On occasion, salary or bonus adjustments could be made at any time during the fiscal year to recognize promotion or reward superior personal performance.

It is the intention of the Compensation Committee to grant awards under the Plan annually as early in each fiscal year as is practical, but the Compensation Committee seeks to avoid granting awards under the Plan when our directors and executive officers are aware of material non-public information that reasonably may be perceived to impact on the market price of our common stock. Generally, we do not time the granting of equity compensation awards around the release of this type of information. The grants of awards under the Plan is linked to the annual performance review of our executive officers. Generally, awards to directors, executive officers and other employees are all reviewed and approved at the same time. Additional awards are granted during the year for new employees, including executive officers, should they join our Company during the year, but after the annual grants have been issued.

In 2006, awards for directors and our Chief Executive Officer were made approximately one month later than the stock option awards for our other executive officers. This was done purely for administrative reasons.

Accounting and Tax Considerations

Our issuance of options to purchase shares of our common stock and restricted shares of our common stock has been impacted by the implementation of Statement of Financial Accounting Standard No. 123R, “Share-Based Payment,” referred to as SFAS No. 123R in this document, which we adopted in the first quarter of 2006. Under this accounting standard, we are required to value unvested stock options, from both prior and current years, under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period. During 2006, we recorded $610,000 in stock compensation expense under SFAS No. 123R.

We have structured our compensation program to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended. Under Section 162(m), our tax deduction for compensation paid to certain executive officers is limited to $1.0 million in any tax year, unless the compensation is performance based. We do not have any executive officers who earned non-performance based compensation that would limit our tax deduction under section 162(m).

Summary Compensation Table

The following table sets forth information relating to all compensation awarded to, earned by or paid to our principal executive officer, principal financial officer and three most highly compensated officers, collectively referred to as the named executive officers in this document, for services rendered in all capacities to us and our subsidiary during the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (3)	Options Awards ($) (4)	All Other Compensation ($) (4)	Total ($)
Michael E. Golden Director, President and Chief Executive Officer of our Company and Chairman, President and Chief Executive Officer of Sun American Bank (1)	2006	$275,000	$100,000	$524,500	$231,250	$48,996(5)	$1,179,746
Robert L. Nichols Chief Financial Officer of our Company and President of the Executive Committee and Chief Financial Officer of Sun American Bank	2006	180,000	53,000	—	92,500	6,000(6)	331,500
Hugo A. Castro Director and Secretary of our Company and Director and Managing Director of Sun American Bank (1) (2)	2006	190,000	20,000	—	92,500	20,600(7)	323,100
Robert K. Garrett Executive Vice President and Chief Lending Officer of Sun American Bank	2006	120,000	24,500	—	48,100	4,500(6)	197,100
William T. Ross Executive Vice President, Sales and Service of Sun American Bank	2006	120,000	28,100	—	55,500	5,600(6)	209,200

———————

(1)

Michael E. Golden, our director, President and Chief Executive Officer, and Hugo A. Castro, our former director and Secretary, did not receive any compensation during fiscal 2006 for serving on our board of directors.

(2)

Mr. Castro resigned as director and Secretary of our Company and as director and Managing Director of Sun American Bank in January 2007.

(3)

Represents two grants of 50,000 shares of restricted stock each in accordance with the terms of the Plan. On January 17, 2007, Mr. Golden was awarded 50,000 shares of restricted stock under the Plan, which was granted for service to be performed during the 2007 fiscal year and, as a result, is not reflected in the table above.

(4)

On January 17, 2007, options to purchase shares of our common stock were granted to our executive officers under the Plan, which were granted for service to be performed during the 2007 fiscal year and, as a result, are not reflected in the table above. Mr. Golden, Mr. Nichols, Mr. Garrett and Mr. Ross were granted options to purchase 100,000, 50,000, 30,000 and 20,000 shares of our common stock, respectively, on January 17, 2007.

(5)

Includes $11,196 in life insurance premiums paid by us and a $27,000 contribution by us towards the upgrade of a country club membership. The remaining amount of $10,800 represents a car allowance.

(6)

The amount represents a car allowance.

(7)

Includes $9,800 in life insurance premiums paid by us. The remaining amount of $10,800 represents a car allowance.

Elements of compensation for our named executive officers include salary, bonus, restricted shares of our common stock, options to purchase shares of our common stock and other perquisites, such as the payment of life insurance premiums, car allowances and country club memberships, as applicable. We do not have a pension plan and do not pay non-equity incentive plan based compensation and do not offer nonqualified deferred compensation arrangements. As a result, columns related to these items have been deleted from the table above. Our executive compensation program and the elements thereof and reasons therefore are more fully discussed in the Compensation Discussion and Analysis above.

Grants of Plan–Based Awards in Fiscal Year 2006

The following table sets forth information regarding grants of plan-based equity awards granted to our named executive officers during 2006.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Michael E. Golden	4/19/2006 6/21/2006 4/19/2006	50,000 50,000	125,000	$5.34	$267,000 257,500 231,250
Robert L. Nichols	3/15/2006		50,000	5.32	92,500
Hugo A. Castro	3/15/2006		50,000	5.32	92,500
Robert K. Garret	3/15/2006		26,000	5.32	48,100
William T. Ross	3/15/2006		30,000	5.32	55,500

We do not pay non-equity incentive plan based compensation and do not set thresholds or targets related to any equity incentive plan based awards for restricted shares of our common stock and options to purchase shares of our common stock granted during the 2006 fiscal year. As a result, columns related to these items have been deleted from the table above.

Option Exercises and Stock Vested in Fiscal Year 2006

None of our named executive officers exercised any options to purchase shares of our common stock during the 2006 fiscal year. In addition, no shares of restricted stock granted to our named executive officers vested during the 2006 fiscal year. As a result, we are not including the Option Exercises and Stock Vested table in this document.

Outstanding Equity Awards at Fiscal 2006 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers at December 31, 2006.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
	Exercisable (1)	Unexercisable (1)

Michael E. Golden	19,000 150,000 140,000	125,000	$2.35 2.63 4.25 5.34	07/23/2013 08/16/2014 07/20/2015 04/18/2016	100,000	522,000

Robert L. Nichols	30,000 5,000	45,000 20,000 50,000	2.63 4.25 5.32	08/16/2014 07/20/2015 03/14/2016	—	—

Hugo A. Castro	50,000 19,000 25,000 90,000	50,000	1.75 2.35 2.63 4.25 5.32	04/01/2010 07/23/2013 08/16/2014 07/20/2015 03/14/2016	—	—

Robert K. Garret	12,000 2,400 2,000 7,000	3,000 1,600 3,000 28,000 26,000	2.35 2.35 2.63 4.25 5.32	04/04/2012 07/23/2013 08/16/2014 07/20/2015 03/14/2016	—	—

William T. Ross	6,000	24,000 30,000	4.25 5.32	07/20/2015 03/14/2016	—	—

———————

(1)

All unexercisable options vest at the rate of 20% per year on the first of January of the calendar year following the year in which the options were granted. By way of example, 20% of all options granted during the 2006 fiscal year vested on January 1, 2007.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS
AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreement with Michael Golden

On January 17, 2007, we and Sun American Bank entered into an Employment Agreement with Michael Golden, our director, President and Chief Executive Officer and Chairman, President and Chief Executive Officer of Sun American Bank. In these capacities, Mr. Golden will be responsible for overseeing and managing our and Sun American Bank’s day-to-day business, operations and strategy and will report directly to the board of directors. The Employment Agreement replaces the former Employment Agreement dated May 22, 2006 by and among us, Sun American Bank and Mr. Golden.

Mr. Golden will be employed for an initial term of one year commencing on January 1, 2007 and ending December 31, 2007. The agreement will be extended automatically each year on the anniversary date of the initial term for an additional one year term unless either party provides written notice at least 30 days prior to the end of the extended term.

During the initial term, Mr. Golden will receive an annual base salary of $350,000 and quarterly performance bonuses of $31,250. The Compensation Committee of the board of directors will pay Mr. Golden the performance bonuses if we and Sun American Bank meet, or, in the discretion of the Compensation Committee, substantially meet, certain established financial goals based upon our approved 2007 budget. To the extent a performance goal is not met in a particular quarter, the Compensation Committee can pay Mr. Golden the missed quarterly bonus as part of the following quarter’s bonus if the performance goal is met by the end of the following quarter. By way of example, if a performance goal is not met in the first quarter, but is met by the end of the second quarter, Mr. Golden’s second quarter bonus will include the missed bonus for the first quarter and he will receive a $62,500 bonus. An additional bonus may be paid to Mr. Golden if certain financial goals are exceeded. The amount of such bonus, if any, will be determined, on a discretionary basis, by the Compensation Committee. As part of his annual compensation package, on January 17, 2007, the Compensation Committee approved the issuance of options to purchase 100,000 shares of our common stock and 50,000 shares of restricted stock to Mr. Golden.

Mr. Golden is also entitled to a $900 per month car allowance, participation in the insurance, health and medical benefits that are generally made available to our senior executives, payment of the premium on the life insurance policy payable to his beneficiaries, 4 weeks of vacation, reimbursement of necessary and reasonable expenses incurred or paid by him in connection with the performance of his duties, and such other benefits as may be provided to our other senior executives, including participation in our 401(k) plan and stock option plans.

We also agreed to indemnify Mr. Golden against all claims, actions, suits, proceedings, liabilities, damages, fines, costs and expenses that he may incur in connection with the performance of his duties. During the employment term and for a period of 3 years thereafter, we will maintain directors’ and officers’ liability insurance coverage on behalf of Mr. Golden at whatever amount we deem reasonable.

We and our board of directors agreed to cause Mr. Golden to be nominated to be elected as a director to the board of directors each time his term as a director is set to expire.

Pursuant to the terms of the agreement, Mr. Golden cannot, anywhere in the United States, directly or indirectly: (i) acquire, or own in any manner, any interest in any entity that engages in our or Sun American Bank’s business, referred to as the Business in this document, or that engages in any business, activity or enterprise that competes with any aspect of the Business; or (ii) be interested in, or otherwise participate in the management or operation of, any entity that engages in any business, activity or enterprise that competes with any aspect of the Business. Mr. Golden can serve as an officer or director of any entity or business enterprise, or otherwise participate in educational, welfare, social, religious and civic organizations, provided that he does not serve as a director or officer of any entity or business enterprise that engages in a business that competes directly with the Business. Mr. Golden is permitted to make investments in the securities of any entity or business enterprise, provided that he cannot make any investments in the securities of any entity or business enterprise that engages in a business that competes directly with the Business.

In the event of Mr. Golden’s death, the agreement automatically terminates and in the event of his incapacity, the agreement may be terminated by us upon written notice. In either event, we will pay to Mr. Golden, his estate, or his legal representative, as applicable,: (i) the base salary through the date of termination, plus the base salary for the remaining term of the agreement and an additional one year term; (ii) the performance bonus; and (iii) any business expenses that were properly reimbursable to him through the date of termination. If the agreement were terminated effective January 31, 2007, Mr. Golden would receive a payment of $795,833 less withholding for applicable taxes and any other amounts generally withheld from compensation for salaried employees.

We can terminate Mr. Golden’s employment at any time for “cause,” as defined below, upon written notice. In the event Mr. Golden’s employment is terminated by us for cause or he voluntarily terminates his employment prior to the end of the employment term upon 90 days’ prior written notice, we will pay to him: (i) the base salary through the date of termination; (ii) any accrued, but unpaid, performance bonus; and (iii) any business expenses that were properly reimbursable to him through the date of termination. “Cause” is defined in the agreement to include: (i) the material breach by Mr. Golden of any of the material terms or provisions of the agreement; (ii) the willful misconduct of Mr. Golden in connection with the performance of his material duties or his willful refusal to perform all or any portion of his material duties and responsibilities; or (iii) fraud, criminal conduct, material dishonestly or breach of trust or embezzlement by Mr. Golden.

We can terminate Mr. Golden’s employment without cause at any time upon 30 days’ prior written notice. In such event, the agreement requires us to pay to Mr. Golden, in accordance with our regular payroll policy: (i) the base salary through the date of termination, plus the base salary for the remaining term of the agreement and an additional one year term, referred to as the severance period in this document; (ii) the performance bonus; (iii) any business expenses that were properly reimbursable to him through the date of termination; and (iv) during the severance period, the health and medical insurance and other benefits that were provided to him prior to termination. In addition, any stock options granted by us to Mr. Golden that have not vested or are not exercisable on the date of termination will automatically vest and become immediately exercisable. If the agreement were terminated effective January 31, 2007, Mr. Golden would receive a payment of $795,833 less withholding for applicable taxes and any other amounts generally withheld from compensation for salaried employees. In addition, 200,000 unvested stock options previously granted to Mr. Golden would have vested at that time, the value of which would be $362,000 valued under the fair value method. Further, company paid health and medical insurance and benefits would be $30,263. Therefore, the full payment to Mr. Golden would have been $1,188,096.

Mr. Golden can terminate his employment for “good reason,” as defined below, upon notice to us within 30 days after he has actual knowledge of the event providing such good reason and we fail to cure the event within 30 days following the notice. If Mr. Golden terminates his employment for good reason, it will have the same effect and afford him the same rights and benefits as if we terminated his employment without cause. “Good reason” means the occurrence of any of the following events: (i) Mr. Golden is not retained as our Chief Executive Officer even if he is allowed to continue in our employ; (ii) we materially reduce his duties and responsibilities; (iii) he is removed from his position as a member of our board of directors for any reason other than in connection with his termination for cause; or (iv) we fail to perform or observe any of our material obligations to him under the agreement, including, without limitation, by failing to provide or cause the provision of, any compensation or benefits that we are obligated to provide.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Christine Golden, the former spouse of Michael Golden, our director, President and Chief Executive Officer, was the sole owner of the issued and outstanding shares of Franklin National Financial Holding, LLC, which was the parent company of Franklin National Financial Group, LLC, referred to as the Franklin Group in this document, a registered securities broker-dealer. On August 15, 2003, Franklin Group entered into a Networking Arrangement with us and Sun American Bank for Franklin Group to provide securities broker-dealer services to Sun American Bank customers at its branches, and for Sun American Bank to receive a fee from this arrangement. According to the Networking Arrangement, Franklin Group would pay Sun American Bank a fee for utilizing space at its branches. Franklin Group would be permitted to advertise its broker-dealer services at Sun American Bank’s branches and enter into agreements with customers for brokerage services. Sun American Bank sampled rents from other similar arrangements to determine the rent to be charged to Franklin Group. Members of our board of directors were aware of the relationship between Mr. Golden and Franklin Group and consented to the arrangement. The board of directors took no further steps in this matter. Sun American Bank was not involved in the brokerage relationship between its customers and Franklin Group nor did it receive any compensation or fee for brokerage transactions or services provided by Franklin Group. Franklin Group never commenced operations at Sun American Bank’s branches as contemplated by the Networking Arrangement and went out of business during 2005.

On January 26, 2004, to facilitate our acquisition of Gulf Bank, and upon the approval of our board of directors, certain directors purchased our Series A preferred shares at $1,000 per share in a private offering totaling $3.1 million as follows: (1) Mr. Golden - $135,000; (2) Mr. Partridge - $90,000; (3) Mr. Castro - $90,000; (4) Mr. Marinello - $90,000 and (5) Mr. Valle - $2,695,000. The preferred shares have all been redeemed.

Franklin Group was a placement agent for one of our private placements in 2005. In connection with the private placement, Franklin Group received $639,600, consisting of $487,250 of sales commission and $152,350 of non-accountable expense allowance. Franklin Group also received warrants to purchase 146,670 shares of common stock at an exercise price of $4.25 per share.

Brett Golden, the son of Michael Golden, our director, President and Chief Executive Officer, is the majority owner of Colonial Capital Partners LLC, referred to as Colonial in this document, which was a placement agent for our private placements in 2005. In connection with the private placements, Colonial received $2,064,618, consisting of $1,513,348 of sales commission and $551,270 of non-accountable expense allowance. Red Tiger Holdings LLC, which is solely owned by Brett Golden, owns warrants to purchase 500,400 shares of common stock at an exercise price of $4.00 per share.

In March 2005, Sun American Bank extended two lines of credit to business entities affiliated with Stephen Perrone, our director and a director of Sun American Bank, in the aggregate principal amount of approximately $5.9 million. The lines of credit are secured by real estate. On December 31, 2006, the amount outstanding under the lines of credit was approximately $5.8 million, which amount does not exceed the appraised value of the real estate securing the lines of credit, and the loans were considered performing in accordance with their terms.

On March 30, 2005, Sun American Bank provided a loan to Leonard Marinello, our director and a director of Sun American Bank, in the aggregate principal amount of $200,000. The loan was repaid in full by Mr. Marinello on October 19, 2005.

On April 18, 2005, Sun American Bank provided a loan to Dr. Nelson Famadas, our director and a director of Sun American Bank, in the aggregate principal amount of $800,000. The loan was secured by real estate and repaid in full by Dr. Famadas on June 3, 2005.

On October 3, 2005, Sun American Bank provided a bridge loan of up to $500,000 to Robert Nichols, our Chief Financial Officer. The bridge loan was unsecured, had a term of 90 days and an interest rate equal to the prime rate. The bridge loan was repaid in full by Mr. Nichols on December 29, 2005.

On November 15, 2005, Sun American Bank provided a consumer loan in the amount of $150,000 to Michael Golden, our director, President and Chief Executive Officer and director, President and Chief Executive

Officer of Sun American Bank. The consumer loan was unsecured, had a term of six months and an interest rate equal to the prime rate. The consumer loan was repaid in full by Mr. Golden on December 23, 2005.

On January 1, 2006, Sun American Bank extended a loan to a business entity that is affiliated with Alberto Valle, our director and a director of Sun American Bank, in the aggregate principal amount of $520,000. The loan was secured by real estate. The loan was repaid in full by the business entity on March 10, 2006.

On March 8, 2006, Sun American Bank extended two lines of credit to business entities affiliated with Alberto Valle, our director and a director of Sun American Bank, in the aggregate principal amount of approximately $1.1 million. The lines of credit are secured by real estate. On December 31, 2006, the amount outstanding under the lines of credit was approximately $1.1 million, which amount does not exceed the appraised value of the real estate securing the lines of credit, and the loans were considered performing in accordance with their terms.

We believe that each of the loans discussed above was provided in the ordinary course of the consumer credit business of Sun American Bank and is on the same terms and conditions as loans made by it to unrelated third parties. In addition, we believe that such loans did not involve more than the normal risk of collectibility or present other unfavorable features. All loans to officers and directors are made in accordance with Regulation O, under the same terms available to the general public without preferential treatment.

On October 31, 2005, Sun American Bank employed Ron Golden, the brother of Michael Golden, our director, President and Chief Executive officer, as Vice President, Construction Lending. From April 2005 to October 31, 2005, he was a consultant to Sun American Bank and earned $61,000. From November 1, 2005 to December 31, 2005, Ron Golden was paid based on an annual salary of $95,000. In 2006, Ron Golden received a base salary of $95,000, an annual performance bonus of $11,000 and a car allowance of $6,500.

On January 24, 2006, we engaged Colonial as a broker to render certain financial advisory and investment banking services to us in connection with potential acquisitions of, or mergers with, banks. Colonial will be entitled to a commission of 40 basis points on the purchase price of such banks as of the date of closing of the transactions. Colonial received a commission of approximately $67,930 in connection with the acquisition of Beach Bank.

All transactions with related persons are reviewed and approved by our Board of Directors prior to entering into the transaction.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Crowe Chizek and Company LLC, referred to as Crowe Chizek, has served as our independent public accountants since 2002 and has been selected by the Audit Committee to continue for the year ended December 31, 2007. One or more representatives of Crowe Chizek are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate stockholder questions.

Audit Fees

The aggregate fees billed by Crowe Chizek for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2006 and for the reviews of the interim financial statements included in our Quarterly Reports on Form 10-QSB for such fiscal year were approximately $123,700. The aggregate fees billed by Crowe Chizek for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2006 and for the reviews of the interim financial statements included in our Quarterly Reports on Form 10-QSB for such fiscal year were approximately $114,800.

Audit-Related Fees

The aggregate fees billed by Crowe Chizek for professional services rendered for assurance and related services for the fiscal years ended December 31, 2006 and 2005 were $12,500 and $14,800, respectively. These fees related to services performed by Crowe Chizek in connection with providing its consent to include, or incorporate by reference, our annual financial statements in filings with the SEC, including registration statements and proxy statements.

Tax Fees

The aggregate fees billed by Crowe Chizek for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2006 and 2005 were $16,650 and $18,741, respectively. Tax services included federal and state tax reviews and consulting services.

All Other Fees

The aggregate fees billed by Crowe Chizek for professional services rendered, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” for the fiscal years ended December 31, 2006 and 2005 were $98,975 and $13,493, respectively. The fees in 2006 related to services performed by Crowe Chizek in connection with our acquisition of Beach Bank and Independent Community Bank in 2006. The fees in 2005 related to the costs of the implementation of Section 404 of the Sarbanes-Oxley Act of 2002 and to potential acquisitions by the Bank.

The Audit Committee of the board of directors approves in advance all services to be performed by the independent public accountants. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Chairman of the Audit Committee whose action shall be considered to be that of the entire Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. We believe that all of these filing requirements were complied with by our officers and directors and by the beneficial owners of more than 10% of our common stock, except that Mr. Rosinus filed his Form 4 late reflecting one transaction, Mr. Garrett filed his Form 4 late reflecting one transaction, Mr. Ross filed his Form 4 late reflecting one transaction, Mr. Barreiro filed his Form 4 late reflecting one transaction, Mr. Castro filed his Form 4 late reflecting one transaction and Mr. Nichols filed his Form 4 late reflecting one transaction. In making the foregoing statements, we have relied upon copies of the reports reviewed by us and certain written representations.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS

The deadline for providing us with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at our 2008 annual meeting of stockholders, referred to as the 2008 meeting in this proxy statement, will be March 27, 2008. As to all such proposals which we do not have notice on or prior to March 27, 2008, discretionary authority shall be granted to the persons designated in our proxy related to the 2008 meeting to vote on such proposals. In addition, the Rule 14a-8 requirements applicable to inclusion of stockholder proposals in our proxy materials related to the 2008 meeting require that a stockholder proposal regarding the 2008 meeting must be submitted to us at our office located at 1200 Federal Highway, Boca Raton, Florida 33432, attn: Michael E. Golden, President and Chief Executive Officer, by January 12, 2008 to receive consideration for inclusion in our proxy materials for the 2008 meeting.

ANNUAL REPORT

The 2006 Annual Report accompanies this proxy statement. The 2006 Annual Report contains our audited financial statements and “Management’s Discussion and Analysis or Plan of Operation.”

EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AND ALL AMENDMENTS THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006 WITHOUT CHARGE, EXCEPT FOR EXHIBITS THERETO, BY SENDING A WRITTEN REQUEST TO: Robert Nichols, Chief Financial Officer, 1200 Federal Highway, Boca Raton, Florida 33432.

By Order of the Board of Directors,

Michael E. Golden
President and Chief Executive Officer

Boca Raton, Florida

May 11, 2007

APPENDIX A

SUN AMERICAN BANCORP

AUDIT COMMITTEE CHARTER

As Adopted by the Board of Directors on April 26, 2007

Purpose

There shall be a committee of the board of directors (the “Board”) to be known as the audit committee. The audit committee’s purpose is to:

(A)

oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; and

(B)

prepare an audit committee report as required by the SEC’s rules to be included in the Company’s annual proxy statements, or, if the Company does not file a proxy statement, in the Company’s annual report filed on Form 10-K with the SEC.

Composition

The audit committee shall have at least three (3) members, each of whom must meet the following conditions: (i) be independent as defined under Rule 4200(a)(15) of The Nasdaq Stock Market (except as set forth in Rule 4350 (d)(2)(B)); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c)); (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years immediately preceding his or her becoming a member; and (iv) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. Additionally, the Company must certify that it has, and will continue to have, at least one member of the audit committee who has had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication, including service as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board shall elect or appoint a chairperson of the audit committee (or, if it does not do so, the audit committee members shall elect a chairperson by vote of a majority of the full committee); the chairperson will have authority to act on behalf of the audit committee between meetings.

Specific Responsibilities and Authority

The audit committee shall:

(A)

be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (the “outside auditor”), and be the body within the Company to which  the outside auditor shall directly report;

(B)

establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by Company employees of concerns regarding accounting or auditing matters;

(C)

have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties;

(D)

receive appropriate funding from the Company, as determined by the audit committee in its capacity as a committee of the Board, for payment of: (i) compensation to the outside auditor; (ii) compensation to any advisers engaged by the audit committee; and (iii) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties;

(E)

ensure its receipt from the outside auditor of a formal written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1, and actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may affect the objectivity and independence of the outside auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor;

(F)

report regularly to the Board;

(G)

make an annual performance evaluation of the audit committee;

(H)

review and reassess the adequacy of the audit committee’s charter annually;

(I)

comply with all preapproval requirements of Section 10A(i) of the Securities Exchange Act of 1934 and all SEC rules relating to the administration by the audit committee of the outside auditor engagement to the extent necessary to maintain the independence of the outside auditor as set forth in 17 CFR Part 210.2-01(c)(7);

(J)

make such other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board; and

(K)

act as a qualified legal compliance committee as defined in 17 CFR Part 205.2.

While the fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor, the audit committee will review (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the outside auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principle (“GAAP”) methods on the financial statements; (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (D) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as any financial information and earnings guidance provided to analysts and rating agencies.

Meetings

The audit committee shall meet at least quarterly, or more frequently as circumstances require. One or more meetings may be conducted in whole or in part by telephone conference call or similar means if it is impracticable to obtain the personal presence of each audit committee member. The Company shall make available to the audit committee, at its meetings and otherwise, such individuals and entities as may be designated from time to time by the audit committee, including  the internal audit and accounting staff, the outside auditors, inside and outside counsel, and other individuals or entities (whether or not employed by the Company and including any corporate governance employees and individuals or entities performing internal audit services as independent contractors).

Delegation

Any duties and responsibilities of the audit committee, including the authority to pre-approve all audit and permitted non-audit services, may be delegated to one or more members of the audit committee or a subcommittee of the audit committee.

Limitations

The audit committee is responsible for the duties and responsibilities set forth in this charter, but its role is that of oversight and it is not responsible for either the preparation or auditing of the Company’s financial statements. The members of the audit committee are not employees of the Company and might not be accountants or auditors by profession or experts in accounting or auditing. Management is responsible for preparing the financial statements and implementing internal controls, and the outside auditors are responsible for auditing the financial statements and monitoring the effectiveness of the internal controls, subject, in each case, to the oversight of the audit committee described in this charter. The review of the financial statements by the audit committee is not of the same character or quality as the audit performed by the outside auditors. The oversight exercised by the audit committee is not a guarantee that the financial statements will be free from mistake or fraud. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

This charter replaces and supersedes all prior charters of the Company’s audit committee as of the date hereof.

APPENDIX B

SUN AMERICAN BANCORP

COMPENSATION COMMITTEE CHARTER

As Adopted by the Board of Directors on April 26, 2007

Purpose

The Compensation Committee (the “Committee”) is responsible for formulating, evaluating and approving the compensation of the Company’s officers, overseeing all compensation programs involving the issuance of the Company’s stock and other equity securities of the Company and preparing an annual report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations.

Composition

The Committee shall be comprised of three or more members, all of whom must qualify as independent directors (“Independent Directors”) under Rule 4200(a)(15) of The Nasdaq Stock Market (except as set forth in Rule 4350(d)(2)(B)). In order for options or restricted stock awards granted by this Committee to qualify for exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule thereto, members of this Committee or any subcommittee appointed for such purpose must also meet the definition of Non-Employee Director as defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act.

The Committee members shall be appointed by the Board. The Board shall appoint one member of the Committee as chairperson. If a Chair is not elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee. He or she shall be responsible for leadership of the Committee, including overseeing the agenda, presiding over the meetings and reporting to the Board. If a Committee Chair is not present at a meeting, the members of the Committee may designate an acting Chair.

The members shall serve for a term of one year or until their successors shall be appointed and qualified. No member of the Committee shall be removed except by majority vote of the full Board. The Board shall have the authority to fill vacancies or add additional members to the Committee.

A member shall promptly notify the Committee and the Board if the member is no longer an Independent Director or Non-Employee Director and such member shall be removed from the Committee unless the Board determines that an exception to the Independent Director requirement is available under The Nasdaq Stock Market rules with respect to such member’s continued membership on the Committee and should be made or unless the Board determines that it is not necessary for the Committee to be comprised of non-employee directors for purposes of Section 16 under the Exchange Act.

Meetings and Procedures

Consistent with the Company’s Certificate of Incorporation, Bylaws and applicable state law, the following shall apply:

•

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

•

The Committee shall meet at least annually and more frequently as circumstances require.

•

The Chair of the Committee or a majority of the members of the Committee may call special meetings of the Committee.

•

The Chair, in consultation with other members of the Committee shall set the length of each meeting and the agenda of items to be addressed at each meeting and shall circulate the agenda to each member of the Committee in advance of each meeting (at least three days in advance in the case of the annual meeting).

•

A majority of the members of the Committee shall constitute a quorum.

•

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee and/or provide such pertinent information as the Committee requests, except that the Chief Executive Officer (the “CEO”) of the Company shall not attend any meeting of the Committee (or portion thereof) at which the CEO’s compensation is determined.

•

Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting.

•

The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

Responsibilities and Duties of the Compensation Committee

The Compensation Committee has the following duties and responsibilities:

•

Annually review and determine the compensation of the CEO and other officers without the CEO being present during the voting or deliberations of the compensation committee with respect to his or her compensation.

•

Review and approve compensation paid to family members of officers and directors.

•

Determine the Company’s policy with respect to the application of Internal Revenue Code Section 162(m).

•

Approve the form of employment contracts, severance arrangements, change in control provisions and other compensatory arrangements with officers.

•

Approve cash incentives and deferred compensation plans for officers (including any modification to such plans) and oversee the performance objectives and funding for executive incentive plans.

•

Approve compensation programs and grants involving the use of the Company’s stock and other equity securities, including the administration of the Amended and Restated 2005 Stock Option and Stock Incentive Plan and the Company’s other stock based plans.

•

Review and discuss with management the Compensation Discussion and Analysis (the “CD&A”) required by Securities and Exchange Commission (“SEC”) Rules.

•

Recommend to the Board the inclusion of the CD&A in the Company’s proxy statement and other applicable SEC filings.

•

Prepare the Compensation Committee Report for inclusion in the Company’s SEC filings.

•

Retain and terminate any compensation consultant to be used to assist the evaluation of the compensation of the directors, CEO or officers of the Company, including the sole authority to select the consultant and to approve the firm ‘s fees and other retention terms.

•

Obtain advice and assistance from internal or external legal, accounting or other advisors as required for the performance of its duties.

•

Monitor compliance with legal prohibitions on loans to directors and officers of the Company by the Company.

•

Review the Committee’s performance annually.

•

Review and reassess the adequacy of this Charter annually and recommend to the Board any appropriate changes.

•

Perform such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board.

Investigations and Studies; Outside Advisors

The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee’s duties and responsibilities, and may retain, at the Company’s expense, such experts and other professionals as it deems necessary.

This charter replaces and supersedes all prior charters of the Company’s compensation committee as of the date hereof.

REVOCABLE PROXY

SUN AMERICAN BANCORP

Annual meeting of Stockholders – June 15, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Michael E. Golden and Robert L. Nichols and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Stockholders (the “Annual Meeting”) of Sun American Bancorp (the “Company”) to be held at the Company’s bank subsidiary’s operations center located at 7300 Corporate Center Drive, Miami, Florida  33126, on June 15, 2007 at 10:00 a.m., E.D.T., and at any postponement or adjournment thereof, and to vote all of the shares of common stock, par value $.01 per share (the “Common Stock”), of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs this proxy to vote as indicated on the reverse side of this proxy card.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR THE ELECTION OF THE DIRECTORS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY’S PROXY STATEMENT.

(Continued and to be signed on reverse side)

The Board of Directors recommends a VOTE “FOR” the proposals listed below.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.

To elect two Class II directors, each for a three year term, to serve until his successor is duly elected and qualified, as more fully described in the accompanying proxy statement.

NOMINEES:
☐ FOR ALL NOMINEES	¡ Nelson Famadas ¡ Stephen Perrone

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instruction below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2.

In their discretion, the proxies are authorized to vote on any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Should the undersigned be present and choose to vote at the Annual Meeting or at any postponement or adjournment thereof, and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be terminated and shall have no force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary or by duly executing a proxy bearing a later date.

The undersigned hereby acknowledges receipt of the Company’s Notice of the Annual Meeting, the Proxy Statement relating to the Annual Meeting, and the 2006 Annual Report to Stockholders.

DATE:__________________________________, 2007

Signature(s)

NOTE:  Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE